Exhibit 24.1

HORIZON GLOBAL CORPORATION

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Horizon Global Corporation, a Delaware corporation (the “Registrant”), hereby constitutes and appoints each of A. Mark Zeffiro, David G. Rice and Jay Goldbaum, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-1 relating to the distribution of shares of common stock, par value $.01 per share, of the Registrant by the Registrant in connection with the proposed spin-off of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 31st day of March 2015.

Signature	Title

/s/ A. Mark Zeffiro
A. Mark Zeffiro	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ David G. Rice
David G. Rice	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Jay Goldbaum Jay Goldbaum	Director